                                                                  Exhibit 10.38

                              CONVERSION AGREEMENT

         This Agreement is entered into as of ________, 2004, by and among
Allied Healthcare International Inc., a New York corporation (the "COMPANY"), and __________ (the "HOLDER").

         WHEREAS, the Company intends to conduct an underwritten public offering of its common stock, par value $.01 per share (the "COMMON STOCK"), during the next several months; and

         WHEREAS, the Holder desires to exercise their conversion rights with respect to the shares of Series A convertible preferred stock, $.01 par value per share (the "PREFERRED STOCK"), of the Company beneficially owned by the
Holder pursuant to Section 5(a) of the Certificate of Amendment to the
Certificate of Incorporation of the Company defining the rights and preferences of the Preferred Stock.

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Holder hereby agree as follows:

         1.     Conversion of the Preferred Stock into Common Stock. Conditioned upon and effective as of the closing of an underwritten public offering by the
Company of its Common Stock with a minimum of $50 million in gross proceeds to the Company, which closes on or prior to December 31, 2004 (the "OFFERING"), each share of Preferred Stock owned by such Holder will be converted (the
"CONVERSION") into one (1) share of Common Stock and the Company will pay each
Holder in cash all accumulated but unpaid dividends thereon, whether or not any such dividends have been declared, computed through the date of the Conversion within five (5) business days following the closing of the Offering. In the event that the Offering is not closed on or prior to December 31, 2004, this
Agreement, including Section 4 hereof, shall be of no further force or effect.

         2.     Certificates. Upon surrender of the certificates representing the Preferred Stock, the Company shall issue certificates evidencing the issuance of Common Stock to the Holder in the amount set forth opposite such
Holder's name as set forth on Exhibit A hereto. Upon notice of the closing of the Offering, the Holder agrees to promptly deliver to the Company (and in any event within five (5) business days thereafter) all certificates evidencing the
Preferred Stock, duly endorsed for transfer.

         3.     Conversion Fee. The Company shall pay to the Holder within five
(5) business days following the closing of the Offering, a conversion fee equal to $_____ (the "CONVERSION FEE"). Notwithstanding the foregoing, if at anytime within the six (6) month period following the closing of the Offering, the
Company's Common Stock trades above $11.32 for ten (10) out of any period of thirty (30) consecutive trading days during such six (6) month period (the tenth such day being the "THRESHOLD DATE"), then the Holder shall pay to the Company an amount equal to the pro rata portion of the Conversion Fee attributable to such six (6) month period occurring after the Threshold Date. By way of illustration, if the Offering closes on June 1, 2004 and the Threshold Date occurs on October 1, 2004, then the Holder shall pay to the Company an amount equal to 33.33% of the Conversion Fee or $_____. The Holder shall pay such amount to

the Company within five (5) business days after the end of the six (6) month period following closing of the Offering.

         4.    Confirmation. The undersigned Holder confirms that (i) this election is unconditional and irrevocable subject only to the closing of the
Offering, and the conversion date of the Holder's shares of Preferred Stock shall be deemed to be the closing date of the Offering for all purposes; (ii)
upon delivery of the shares of Common Stock described on Exhibit A, all accrued or unpaid dividends, and the amount described in Section 3 hereof by the Company to the Holder, the Holder shall have no other claims against the Company or any subsidiary or affiliate thereof as Holder of the Preferred Stock or pursuant to the Certificate of Designations of the Company under which the Preferred Stock was authorized and issued.

         5.    Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

         6.    Amendment and Waiver. This Agreement may be amended, modified or supplemented, and waivers of or consents to departures from the provisions hereof may be given, provided that any such amendments, modifications or supplements are in writing and signed by each of the parties hereto.

         7.    Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

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         IN WITNESS WHEREOF, the parties hereto have duly executed this
Agreement as of the day and year first above written.

                                                     ALLIED HEALTHCARE
                                                        INTERNATIONAL INC.

                                                     By:
                                                        -----------------------
                                                        Name:
                                                        Title:

                                                     --------------------------

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                                    EXHIBIT A
                                    ---------

Holder                                              Shares of Common Stock
------                                              ----------------------

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                                       A-1